Mitek Reports Record Second Quarter with 16% Revenue Growth
and Significant Increase in Non-GAAP Net Income

SAN DIEGO, CA, April 30, 2020 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced its financial results for the second quarter of fiscal 2020 ended March 31, 2020.

Fiscal Second Quarter 2020 Financial Highlights

•Total revenue increased by $3.2 million or 16% year over year to $23.2 million in a record second quarter.
•GAAP net income was $0.9 million, or $0.02 per diluted share.
•Non-GAAP net income was $5.4 million, or $0.13 per diluted share, an increase of 98% year over year.
•Cash flow from operations was $3.2 million.
•Total cash and investments were $42.5 million at the end of the fiscal second quarter.

Commenting on the results, Max Carnecchia, CEO of Mitek, said:

“We are pleased to report record revenue, significantly improved profitability and solid cash flow generation for the fiscal second quarter. In this challenging global business environment, where companies are making the digitization of their business a priority, we are seeing behavioral changes from both businesses and consumers that we believe will positively impact our mobile deposit and identity verification businesses in the long-term.”

Fiscal 2020 Financial Guidance

Due to the uncertainty of the full impact of the COVID-19 pandemic on the economy, its customers and its business, Mitek is withdrawing its previously provided guidance for the fiscal year 2020 ending September 30, 2020. Management will provide additional information during its earnings conference call.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial 888-394-8218 (US and Canada) or +1 856-344-9221 (International) and give the participant passcode 7991473.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to verify an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,000 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the company’s ability to withstand negative conditions in the global economy, the extent to which the COVID-19 outbreak and measures taken in response thereto impact our business, results of operations and financial condition, a lack of demand for or market acceptance of the company’s products, the company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the company’s products by the company’s signed customers.

Additional risks and uncertainties faced by the company are contained from time to time in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, costs associated with our strategic process, executive transition costs, restructuring costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the company’s underlying business and provides a better understanding of how management plans and measures the company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	March 31, 2020	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$16,928	$16,748
Short-term investments	19,018	16,502
Accounts receivable, net	13,727	14,938
Contract assets	2,704	2,350
Prepaid expenses	1,604	1,487
Other current assets	1,466	2,105
Total current assets	55,447	54,130
Long-term investments	6,546	1,552
Property and equipment, net	3,910	4,231
Right-of-use assets	5,999	—
Goodwill and intangible assets	54,889	57,041
Deferred income tax assets	16,128	16,596
Other non-current assets	5,059	2,347
Total assets	$147,978	$135,897
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,925	$3,555
Accrued payroll and related taxes	5,567	6,410
Deferred revenue, current portion	8,760	5,612
Lease liabilities, current portion	1,395	—
Acquisition-related contingent consideration	575	1,036
Restructuring accrual	333	1,526
Other current liabilities	853	1,909
Total current liabilities	20,408	20,048
Deferred revenue, non-current portion	1,213	736
Lease liabilities, non-current portion	6,117	—
Deferred income tax liabilities	5,578	5,555
Other non-current liabilities	754	2,225
Total liabilities	34,070	28,564
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding, as of March 31, 2020 and September 30, 2019	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 41,075,875 and 40,367,456 issued and outstanding, as of March 31, 2020 and September 30, 2019, respectively	41	40
Additional paid-in capital	138,021	132,160
Accumulated other comprehensive loss	(3,814)	(4,061)
Accumulated deficit	(20,340)	(20,806)
Total stockholders’ equity	113,908	107,333
Total liabilities and stockholders’ equity	$147,978	$135,897

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Revenue
Software and hardware	$11,453	$10,585	$22,968	$20,580
Services and other	11,739	9,398	22,291	17,086
Total revenue	23,192	19,983	45,259	37,666
Operating costs and expenses
Cost of revenue—software and hardware	864	907	1,635	1,752
Cost of revenue—services and other	2,322	2,084	4,484	4,117
Selling and marketing	7,448	6,752	14,778	13,960
Research and development	4,819	5,290	9,429	9,778
General and administrative	5,210	4,827	10,498	10,669
Acquisition-related costs and expenses	1,579	1,773	3,187	3,600
Restructuring costs	(114)	—	(114)	—
Total operating costs and expenses	22,128	21,633	43,897	43,876
Operating income (loss)	1,064	(1,650)	1,362	(6,210)
Other income, net	32	140	335	154
Income (loss) before income taxes	1,096	(1,510)	1,697	(6,056)
Income tax benefit (provision)	(188)	794	(229)	2,149
Net income (loss)	$908	$(716)	$1,468	$(3,907)
Net income (loss) per share—basic	$0.02	$(0.02)	$0.04	$(0.10)
Net income (loss) per share—diluted	$0.02	$(0.02)	$0.03	$(0.10)
Shares used in calculating net income (loss) per share—basic	41,022	38,926	40,817	38,583
Shares used in calculating net income (loss) per share—diluted	42,028	38,926	42,030	38,583

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Net income (loss)	$908	$(716)	$1,468	$(3,907)
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,579	1,773	3,187	3,600
Litigation costs	561	—	1,034	—
Costs associated with strategic process	—	219	—	1,083
Executive transition costs(1)	—	—	—	251
Stock compensation expense	2,308	2,353	4,611	5,023
Restructuring costs	(114)	—	(114)	—
Income tax effect of pre-tax adjustments	(997)	(976)	(2,005)	(2,237)
Cash tax difference(2)	1,184	85	2,234	(29)
Non-GAAP net income	5,429	2,738	10,415	3,784
Non-GAAP income per share—basic	$0.13	$0.07	$0.26	$0.10
Non-GAAP income per share—diluted	$0.13	$0.07	$0.25	$0.09
Shares used in calculating non-GAAP net income per share—basic	41,022	38,926	40,817	38,583
Shares used in calculating non-GAAP net income per share—diluted	42,028	40,808	42,030	40,561

(1)Comprised of costs associated with the transition of the company’s executive officers. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our company and the inclusion of these costs makes it difficult to make period-to-period comparisons of our operating performance.
(2)The company’s non-GAAP net income is calculated using a cash tax rate of 0% and 3% in fiscal years 2020 and 2019, respectively. The estimated cash tax rate is the estimated tax payable on the company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The company believes that the cash tax rate provides a more transparent view of the company’s operating results. The company’s effective tax rate used for the purposes of calculating GAAP net income (loss) for the three months ended March 31, 2020 and 2019 was 17% and 53%, respectively. The company’s effective tax rate used for the purposes of calculating GAAP net income (loss) for the six months ended March 31, 2020 and 2019 was 13% and 35%, respectively.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com